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                                                                      EXHIBIT 22

                             LOMAK PETROLEUM, INC.

                           SUBSIDIARIES OF REGISTRANT

                                                                               PERCENTAGE OF VOTING
                                                       JURISDICTION OF          SECURITIES OWNED BY
                    NAME                                INCORPORATION            IMMEDIATE PARENT
                    ----                               ---------------         --------------------
Lomak Operating Company                                     Ohio                        100%
Lomak Production Company                                  Delaware                      100%
Buffalo Oilfield Services, Inc.                             Ohio                        100%
Lomak Energy Services Company                             Delaware                      100%
Lomak Resources Company                                   Delaware                      100%
Eastern Petroleum Company                                   Ohio                        100%
Lomak Energy Company                                      Delaware                      100%
Lomak Gathering & Processing Company                      Delaware                      100%
Lomak Gas Company                                         Delaware                      100%
Lomak Financing Trust                                     Delaware                      100%

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